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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                      September 8, 1998 (August 31, 1998)

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                           THERAPEUTIC ANTIBODIES INC.
             (Exact name of registrant as specified in its charter)

          Delaware                        0-25978                 62-1212485
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                          Identification
                                                                    Number)


1207 17th Avenue South
Suite 103
Nashville, Tennessee                                                 37212
(Address of principal executive offices)                           (Zip Code)

                                 (615) 327-1027
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         On September 1, 1998, Therapeutic Antibodies Inc. (the "Company") announced that Stuart M. Wallis has joined the Company as Chairman of the Board of Directors. The former Chairman, Martin S. Brown, resigned his position but will remain a member of the Board of Directors. The effective date of Mr. Wallis' appointment to the Board was August 31, 1998.

         Also on September 1, 1998, the Company announced a restructuring of its Board of Directors. Seven directors have resigned from the Board and as executive officers, effective August 31, 1998: Thomas G. Andrews, Harry G. Browne, M.D., Robert C. Hilton, A.J. Kazimi, John Landon, M.D., Steven L. Stroup, M.D. and Joseph D. Williams. Effective August 31, 1998, the Board will be comprised of Mr. Wallis, Mr. Brown, Andrew J. Heath, M.D., Ph.D. and Tim Chard, M.D. The Company is currently evaluating candidates for the position of Finance Director. It is anticipated that the new Finance Director will also serve as the fifth member of the Board of Directors.

         The Company also announced that pending shareholder approval, the Company intends to sell certain non-essential assets and businesses to Dr. Landon and that the Board of Directors is exploring moving the Company's jurisdiction of incorporation to the United Kingdom.

ITEM 7.  EXHIBITS

         20.1 Copy of the press release, dated September 1, 1998, relating to the appointment of Mr. Wallis as Chairman and to the restructuring of the Company's Board of Directors.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      THERAPEUTIC ANTIBODIES INC.


                                      By: /s/ ANDREW J. HEATH
                                          --------------------------------------
                                          Andrew J. Heath, M.D., Ph.D.
                                          Chief Executive Officer

Dated:  September 8, 1998